Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Annual Report (Form 10-K) of our report dated March 11, 2005 with respect to the consolidated financial statements of Hudson United Bancorp and Subsidiaries included in the 2004 Annual Report to Shareholders of Hudson United Bancorp. We consent to the incorporation by reference in the following Registration Statements:

Form S-8 No. 333-114689, pertaining to the Restricted Stock Plan
Form S-8 No. 333-86794, pertaining to the 2002 Stock Option Plan
Form S-8 No. 333-75571, pertaining to the 1999 Stock Option Plan
Form S-8 No. 333-61491, pertaining to the Option Plan of IBS Financials Corp.
Form S-8 No. 333-61493, pertaining to the Option Plans of Dime Financial Corporation
Form S-8 No. 333-52193, pertaining to the Options Plans for Former Employees of Poughkeepsie Financial Corp.
Form S-8 No. 033-59801, pertaining to the 1995 Stock Option Plan of our report dated March 11, 2005 with respect to the consolidated financial statements of Hudson United Bancorp and Subsidiaries incorporated herein by reference, our report dated March 11, 2005, with respect to Hudson United Bancorp and Subsidiaries management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of Hudson United Bancorp and Subsidiaries, included herein.

/s/Ernst & Young LLP

New York, New York
March 11, 2005